UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 12, 2006


                          Scores Holding Company, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                Utah                000-16665          87-0426358
                ----                ---------          ----------
   (State or Other Jurisdiction    (Commission       (IRS Employer
         of Incorporation)         File Number)    Identification No.)


                 533-535 West 27th St., New York, NY      10001
                 -----------------------------------      -----
               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 868-4900
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01      Entry into a Material Definitive Agreement

On September 12, 2006 the Company entered into an Employment Agreement with Richard K. Goldring, the President, Chief Executive Office and the sole director of the Company, and on September 12, 2006, the Board of Directors of the Company approved the Employment Agreement. The Employment Agreement is dated as of January 1, 2006 and has a ten-year term unless terminated by Mr. Goldring on sixty days notice to the Company. In consideration of Mr. Goldring serving as an executive officer, the Company is paying or providing Mr. Goldring with (i) a base annual salary of $160,000; (ii) the right to participate in all benefit plans of the Company; and (iii) annual travel, automobile, living and other expenses incurred by Mr. Goldring on the course of rendering services on behalf of the Company, provided that Mr. Goldring has all expenses in excess of $1,000 pre-approved by the Company.

The Employment Agreement and the employment relationship created thereby, will terminate upon the death or disability of Mr. Goldring, and may be terminated by us with or without cause or by Mr. Goldring for good reason. In the event the Employment Agreement is terminated by us without cause or by Mr. Goldring for good reason, Mr. Goldring will be entitled to receive a termination payment of $1,000,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 12, 2006, Elda Auerbach was appointed the Company's Secretary. Ms. Auerbach has worked in Marketing and Merchandising for the Company for over five years. Mrs. Auerbach has held similar positions providing Marketing and Merchandising services and manages operations at our 333 E. 60th Street "marquee" licensee for over ten years. Mrs. Auerbach also has a background in investments after working as a broker assistant for years.

On September 12, 2006, Curtis Smith was appointed as the Company's Chief Financial Officer. Mr. Smith has worked in public accounting for over 10 years and has a background in performing SEC audits and assisting in mergers and acquisitions for many high volume public companies. Mr. Smith earned his bachelors degree in Science from Syracuse University and has been licensed as a public accountant since 1996.

There are no employment agreements between the Company and either of Ms. Auerbach or Mr. Smith, and there have been no related-party transactions between the Company and either of Ms. Auerbach or Mr. Smith.

Item 9.01      Financial Statements and Exhibits

Exhibit 10.1 Employment Agreement, dated January 1, 2006, between Scores Holding Company, Inc. and Richard Goldring.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Scores Holding Company, Inc.


Dated: September 13, 2006                By:    /s/Richard Goldring
                                                -------------------------------
                                                Richard Goldring, President and
                                                Chief Executive Officer



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                                    EXHIBITS

Exhibit 10.1 Employment Agreement, dated January 1, 2006, between Scores Holding Company, Inc. and Richard Goldring.